UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

ConAgra Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 549-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, ConAgra Foods, Inc., a Delaware corporation (the “Company”), plans to separate into two independent, publicly-traded companies: Conagra Brands, comprised of its robust consumer portfolio of diverse brands, and Lamb Weston, comprised of its market leading foodservice portfolio of innovative frozen potato products.

On September 2, 2016, the Company announced that the executive leadership teams of Conagra Brands and Lamb Weston plan to present their respective business strategies and long-term financial objectives as two independent companies at separate investor days to be held in October 2016. The separation remains on track for completion in the fall of 2016.

Lamb Weston Investor Day

On Thursday, October 13, 2016, Tom Werner, who is expected to serve as the President and CEO of Lamb Weston after the separation is completed, together with members of the Lamb Weston leadership team, will host an investor day from 9:00 am to 12:00 pm EDT at the Metropolitan Pavilion West in New York City.

Conagra Brands Investor Day

On Tuesday, October 18, 2016, Sean Connolly, who is expected to serve as the President and CEO of Conagra Brands after the separation is completed, together with members of the Conagra Brands leadership team, will host an investor day from 10:00 am to 4:30 pm EDT (9:00 am to 3:30 pm CDT) at the Merchandise Mart in Chicago.

Live audio webcasts of both presentations will be available on the Internet at http://investor.conagrafoods.com. Archived webcasts and slides will be available at http://investor.conagrafoods.com upon completion of the respective events.

Due to limited capacity at the venues, in-person attendance to both investor days will be by invitation only.

Note on Forward-looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to successfully complete the spinoff of its Lamb Weston business on a tax-free basis, within the expected time frame or at all; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve its targeted operating efficiencies, cost-saving initiatives, and trade optimization programs; ConAgra Foods’ ability to successfully execute its long-term value creation strategy; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing efforts, whether through pricing actions or changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters and the accident at its former Garner plant; future economic circumstances; industry conditions; the effectiveness of ConAgra Foods’ hedging activities, including volatility in commodities that could negatively impact ConAgra Foods’ derivative positions and, in turn, ConAgra Foods’ earnings; the success of ConAgra Foods’ innovation and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission (the “SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this communication to reflect future events or circumstances or otherwise.

The information in this Item 7.01 is being furnished to the SEC and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1943, as amended, or otherwise subject to the liabilities thereof and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: September 2, 2016	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	EVP, General Counsel & Corporate Secretary